United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.      )

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☒  Definitive Proxy Statement

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eGain Communications Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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eGAIN COMMUNICATIONS

CORPORATION

345 East Middlefield Road

Mountain View, CA 94043

(650) 230-7500

October 18, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of eGain Communications Corporation that will be held on November 16, 2007, at 4:00 P.M., Pacific Time, at 345 East Middlefield Road, Mountain View, California 94043.

The formal notice of the Annual Meeting and the Proxy Statement has been made a part of this invitation.

After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. YOUR SHARES MAY NOT BE VOTED WITH RESPECT TO EACH OF THE PROPOSALS UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

A copy of eGain’s 2007 Annual Report to Stockholders on Form 10-K is also enclosed.

The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,

Ashutosh Roy

Chief Executive Officer

eGAIN COMMUNICATIONS CORPORATION

Notice of Annual Meeting of Stockholders

to be held November 16, 2007

To the Stockholders of eGain Communications Corporation:

The Annual Meeting of Stockholders of eGain Communications Corporation, a Delaware corporation (“eGain”), will be held at 345 East Middlefield Road, Mountain View, California 94043, on November 16, 2007, at 4:00 P.M., Pacific Time, for the following purposes:

1.	To elect directors to serve until the 2008 Annual Meeting of Stockholders and thereafter until their successors are elected and qualified;

2.	To ratify the appointment of BDO Seidman, LLP as eGain’s independent registered public accounting firm; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

Stockholders of record as of the close of business on September 21, 2007 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at eGain’s offices 345 East Middlefield Road, Mountain View, California 94043 ten days prior to the meeting.

It is important that your shares are represented at this meeting. Even if you plan to attend the meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy. This will not limit your right to attend or vote at the meeting.

By Order of the Board of Directors,

Stanley F. Pierson

Secretary

Mountain View, California

October 18, 2007

eGAIN COMMUNICATIONS CORPORATION

345 East Middlefield Road

Mountain View, CA 94043

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of eGain Communications Corporation, a Delaware corporation (“eGain” or the “Company”), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of eGain to be held at 345 East Middlefield Road, Mountain View, California 94043, on November 16, 2007, 4:00 P.M., Pacific Time, and any postponement or adjournment thereof (the “Annual Meeting”). The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the instructions therein. A stockholder who has given a proxy may revoke it at any time before it is exercised by filing with the Secretary of eGain a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted “FOR” the election of the five nominees for director listed in this Proxy Statement and “FOR” approval of the proposals referred to in Item 2 in the Notice of Annual Meeting and described in this Proxy Statement.

Stockholders of record at the close of business on September 21, 2007 (the “Record Date”), are entitled to vote at the Annual Meeting. As of the close of business on that date, eGain had 15,323,376 shares of common stock, $0.001 par value (the “common stock”), outstanding. The presence in person or by proxy of the holders of a majority of eGain’s outstanding shares of common stock constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of common stock is entitled to one vote for each share held as of the Record Date.

Directors are elected by a plurality vote. The five nominees for director who receive the most votes cast in their favor will be elected to serve as a director. Other proposals submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions with respect to any proposal are treated as shares present or represented and entitled to vote on that proposal and thus have the same effect as negative votes. If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular proposal, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of that proposal has been obtained.

The expense of printing, mailing proxy materials and solicitation of proxies will be borne by eGain. eGain will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the common stock. No additional compensation will be paid to such persons for such solicitation.

This Proxy Statement, the accompanying form of proxy and the Annual Report to Stockholders on Form 10-K for the fiscal year ended June 30, 2007, including financial statements, are being mailed to stockholders on or about October 24, 2007.

IMPORTANT

Please mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-paid return envelope so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

The Board of Directors proposes the election of five directors of eGain to serve until the 2008 Annual Meeting of Stockholders and thereafter until their successors are elected and qualified. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy.

Names of the nominees and certain biographical information about them are set forth below:

Ashutosh Roy, age 41, co-founded eGain and has served as Chief Executive Officer and a Director of eGain since September 1997 and as President and Chief Executive Officer since October 1, 2003. From May 1995 through April 1997, Mr. Roy served as Chairman of WhoWhere? Inc., an Internet-services company co-founded by Mr. Roy. From June 1994 to April 1995, Mr. Roy co-founded Parsec Technologies, a call center company based in New Delhi, India. From August 1988 to August 1992, Mr. Roy worked as a software engineer at Digital Equipment Corp. Mr. Roy holds a B.S. in Computer Science from the Indian Institute of Technology, New Delhi, a Masters degree in Computer Science from Johns Hopkins University and an M.B.A. from Stanford University.

Gunjan Sinha, age 40, co-founded eGain and has served as a Director of eGain since inception in September 1997 and as President of eGain from January 1, 1998 until September 30, 2003. Since October 1, 2003, Mr. Sinha has served as Chairman of MetricStream Inc., a supplier of software applications for enterprise quality and compliance management. From May 1995 through April 1997, Mr. Sinha served as President of WhoWhere? Inc., an Internet-services company co-founded by Mr. Sinha. Prior to co-founding WhoWhere? Inc., Mr. Sinha was a hardware developer of multiprocessor servers at Olivetti Advanced Technology Center. In June 1994, Mr. Sinha co-founded Parsec Technologies. Mr. Sinha holds a degree in Computer Science from the Indian Institute of Technology, New Delhi, a Masters degree in Computer Science from UC Santa Cruz, and a Masters degree in Engineering Management from Stanford University.

Mark A. Wolfson, age 55, has served as a Director of eGain since June 1998. Dr. Wolfson has served as a Managing Partner of Oak Hill Capital Management, Inc. since 1998 and a Vice-President of Keystone, Inc since 1995. Since 2001, Dr. Wolfson has held the title of Consulting Professor at the Stanford University Graduate School of Business, where he has been a faculty member since 1977, including a three-year term as Associate Dean, and formerly held the title of Dean Witter Professor. Dr. Wolfson serves on the board of directors of Accretive Healthcare and Financial Engines. Dr. Wolfson holds a Ph.D. from the University of Texas, Austin and a B.S. and Masters Degree from the University of Illinois.

David G. Brown, age 50, has served as a Director of eGain since August 2000. Since August 1999, Mr. Brown has served as the Managing Partner of Oak Hill Venture Partners. Prior to August 1999, Mr. Brown was Vice President and Chief Financial Officer of Keystone, Inc. He has served as a principal of Arbor Investors, LLC (since August 1995), as well as a Vice President of Keystone, Inc. (since August of 1993). Mr. Brown serves on the board of directors of ProQuest and several privately held companies. Mr. Brown holds a B.A. degree from Bowdoin College and an M.B.A. from the Amos Tuck School of Business Administration.

Phiroz P. Darukhanavala, age 59, has served as a member of eGain’s Board of Directors since September 2000. Dr. Darukhanavala has served in various capacities with BP Amoco p.l.c. and The British Petroleum Company since 1975, most recently as Vice President and Chief Technology Officer for Group Digital business. Before assuming his current position, Dr. Darukhanavala was Director of Global IT Services for the BP Group responsible for the rollout of the Common Operating Environment project worldwide and IT Functional Chief for BP-Exploration. Dr. Darukhanavala has also served as CIO of BP-Alaska and Director of BP-Exploration Business Systems. Dr. Darukhanavala holds a Ph.D. and M.S. degrees in Operations Research from Case Western Reserve University in Cleveland, Ohio.

Director Independence

The Board of Directors has determined that, except for Mr. Roy, each individual who currently serves as a member of the Board of Directors is an “independent director” within the meaning of the rules of The NASDAQ Stock Market and the Securities and Exchange Commission. Mr. Roy is not considered independent as he is employed by eGain as its Chief Executive Officer.

Board Meetings and Committees

The Board of Directors held four meetings during fiscal 2007. Each director, with the exception of Dr. Darukhanavala, attended or participated in 75% or more of the meetings of the Board of Directors and of the committees on which such director’s serve.

The Board of Directors has appointed a Compensation Committee, a Stock Option Committee, a Nominating and Corporate Governance Committee and an Audit Committee.

The members of the Compensation Committee are three independent directors, David G. Brown, Phiroz P. Darukhanavala and Mark A. Wolfson. The Compensation Committee held one meeting during fiscal 2007. The Compensation Committee’s functions are to assist in the implementation of, and provide recommendations with respect to, general and specific compensation policies and practices of eGain. The Compensation Committee operates under the Compensation Committee Charter adopted by the Board in October 2004. The Charter is available at the Company’s website at http://www.egain.com/docs/corporate/egain_compensation_charter.pdf.

The members of the Stock Option Committee are Ashutosh Roy and Dr. Wolfson. The Stock Option Committee held one meeting in fiscal 2007 and took certain actions by written consent. The Stock Option Committee’s functions are to grant options to eGain’s employees and other service providers, consistent with eGain’s compensation policies and practices.

The members of the Nominating and Corporate Governance Committee are Mr. Brown, Dr. Darukhanavala and Dr. Wolfson, each of whom has been determined to be independent in accordance with the rules of The NASDAQ Stock Market and the Securities and Exchange Commission. The Nominating and Corporate Governance Committee had one meeting in fiscal 2007. The Nominating and Corporate Governance Committee’s primary functions are to seek and recommend to the Board qualified candidates for election to the Board and to oversee matters of corporate governance, including the evaluation of the Board’s performance and processes, and assignment and rotation of members of the committees established by the Board. The Nominating and Corporate Governance Committee operates under the Nominating and Corporate Governance Committee Charter adopted by the Board in October 2004. The Charter is available at the Company’s website at http://www.egain.com/docs/corporate/egain_nominating_governance_charter.pdf.

The members of the Audit Committee are three independent directors, Mr. Brown, Dr. Darukhanavala and Dr. Wolfson, each of whom has been determined to be independent in accordance with the rules of The NASDAQ Stock Market and the Securities and Exchange Commission. Messrs. Wolfson and Brown are the financial experts, as defined by the Securities and Exchange Commission, on the Audit Committee. The Audit Committee held five meetings during fiscal 2007. The Audit Committee’s functions are to review the scope of the annual audit, monitor the independent registered public accounting firm’s relationship with eGain, advise and assist the Board of Directors in evaluating the independent registered public accounting firm’s examination, supervise eGain’s financial and accounting organization and financial reporting, and nominate, for approval of the Board of Directors, a firm of certified public accountants whose duty it is to audit the financial statements of eGain for the fiscal year for which it is appointed.

Stockholder Communications with the Board of Directors

If you wish to communicate with the Board of Directors, you may send your communications in writing to: Secretary, eGain Communications Corporation, 345 East Middlefield Road, Mountain View, California 94043. You must include your name and address in the written communication and indicate whether or not you are a stockholder of the Company. The Secretary will review any communications received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

Code of Ethics

In October 2004, the Board approved a code of ethics applicable to the Board, senior management including financial officers, and all other employees. The Code of Ethics and Business Conduct (“Code of Ethics”) includes standards to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in reports filed with the Securities and Exchange Commission; compliance with laws; prompt internal reporting of violations of the Code of Ethics, and accountability for the adherence to the Code of Ethics. The Code of Ethics is available on the Company’s website at http://www.egain.com/about_us/investors. Copies of the Code of Ethics are also available in print upon written request to Secretary, eGain Communications Corporation, 345 East Middlefield Road, Mountain View, California 94043.

Director Qualifications

The Nominating and Corporate Governance Committee periodically reviews with the Board the appropriate skills and characteristics required of Board members given the current Board composition. The Nominating and Corporate Governance Committee believes that the Board should be comprised of individuals who have leadership qualities and a record of success in their arena of activity and who can make substantial contributions to Board operations. The assessment of Board candidates includes, but is not limited to, consideration of relevant industry experience, relevant financial experience, general business experience and compliance with independence and other qualifications necessary to comply with any applicable corporate and securities laws and the rules and regulations thereunder. Specific consideration shall also be given to: (i) contributions valuable to the business community; (ii) personal qualities of leadership, character, judgment and whether the candidate possesses and maintains throughout service on the Board a reputation in the community at large of integrity, competence and adherence to the highest ethical standards; (iii) relevant knowledge and diversity of background and experience in such things as business, software development, manufacturing, technology, finance and accounting, marketing, international business, government and the like; or (iv) whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings. Other than the foregoing, there are no stated minimum criteria for director nominees. The Nominating and Corporate Governance Committee does, however, believe it is appropriate for at least one, and preferably, multiple, members of the Board to meet the criteria for an “audit committee financial expert” as defined by Securities and Exchange Commission rules, and that a majority of the members of the Board meet the definition of “independent director” under the rules of The NASDAQ Stock Market, although eGain is currently not subject to NASDAQ listing requirements. The Nominating and Corporate Governance Committee also believes it is appropriate for certain members of management to serve on the Board. When evaluating a candidate for the Board, the Nominating and Corporate Governance Committee does not assign specific weight to any of these factors nor does it believe that all of the criteria necessarily apply to every candidate. A director’s qualifications in light of the above-mentioned criteria are considered at least each time the director is nominated or re-nominated for Board membership.

Identifying and Evaluating Director Nominees

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by Board members and management of the Company. The Nominating and Corporate Governance Committee will consider persons recommended by the Company’s security holders in the same manner as a nominee recommended by Board members or management. A security holder who wishes to suggest a prospective nominee for the Board should notify eGain’s Secretary or any member of the Nominating and Corporate Governance Committee in writing with any supporting material the security holder considers appropriate. After completing the evaluation and review, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the person who should be nominated to the Board, and the Board considers the nominees after evaluating the recommendation and report of the Nominating and Corporate Governance Committee. Each director candidate recommended for election at this year’s Annual Meeting is an existing director seeking re-election to the Board.

Compensation of Directors

Directors of eGain do not currently receive any fees for service on the Board of Directors. Directors are reimbursed for their expenses for each meeting attended. Pursuant to eGain’s 1998 Stock Plan, each non-employee director will receive, if re-elected as a director at the Annual Meeting, an option to purchase 500 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant. Such options will vest on the first anniversary of the grant and are nonqualified stock options. After the 2006 annual meeting, the company did not issue the non-employee director stock options. We plan to grant 1,000 shares after the 2007 annual meeting.

The table details the compensation paid to non-employee directors for fiscal year ended June 30, 2007.

DIRECTOR SUMMARY

Name (1)	Fees Earned or Paid in Cash ($)	Option Awards ($) (2)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Gunjan Sinha	—	296	—	—	296
Mark A. Wolfson	—	296	—	—	296
David G. Brown	—	296	—	—	296
Phiroz P. Darukhanavala	—	296	—	—	296

(1)	Mr. Roy, eGains Chief Executive Officer and Chairman of the Board, is not included in the table as he is an employee of eGain and received no compensation for his services as Chairman of the Board of Directors. The compensation received by Mr. Roy is shown in the Summary Compensation Table on page 16.
(2)	Amounts reported represents the compensation recognized for financial reporting purposes for the fiscal year end June 30, 2007, in accordance with SFAS 123R, excluding forfeitures, utilizing the assumptions discussed in Note 8 to our consolidated financial statements in our Annual Report on Form 10-K.

The following table provides information on the outstanding option awards for each of the non-employee directors as of June 30, 2007.

Name	Number of Options Unexercised (#)	Option Exercise Price ($)	Option Expiration Date
Gunjan Sinha	1,000 500 500	2.40 1.25 0.80	12/08/2013 12/15/2014 12/08/2015

Total	2,000

Mark A. Wolfson	500 500 1,000 500 500	82.00 38.13 2.40 1.25 0.80	09/18/2009 11/20/2010 12/08/2013 12/15/2014 12/08/2015

Total	3,000

David G. Brown	500 1,000 500 500	38.13 2.40 1.25 0.80	11/20/2010 12/08/2013 12/15/2014 12/08/2015

Total	2,500

Phiroz P. Darukhanavala	10,000 1,000 500 500	88.13 2.40 1.25 0.80	09/25/2010 12/08/2013 12/15/2014 12/08/2015

Total	12,000

Compensation Committee Interlocks and Insider Participation

Messrs. Brown, Darukhanavala and Wolfson, all of whom are non-employee directors, serve as members of the Compensation Committee. None of eGain’s executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of eGain’s Board of Directors or Compensation Committee.

The Board of Directors recommends a vote “FOR” election as director of the nominees set forth above.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of BDO Seidman, LLP as eGain’s independent registered public accounting firm for the fiscal year ending June 30, 2008, subject to ratification by the stockholders. BDO Seidman, LLP audited eGain’s financial statements for the fiscal year ending June 30, 2007. Representatives of BDO Seidman, LLP are expected to be present at eGain’s Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Ratification will require the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy. In the event ratification is not provided, the Board of Directors will review its future selection of eGain’s independent registered public accounting firm.

The Board of Directors recommends a vote “FOR” ratification of BDO Seidman LLP as eGain’s independent registered public accounting firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of common stock of eGain as of September 21, 2007 for the following:

•	each person or entity who is known by eGain to own beneficially more than 5% of the outstanding shares of eGain’s common stock;

•	each of eGain’s current directors and executive officers as a group;

•	eGain’s chief executive officer, the chief financial officer, and two other most highly compensated executive officers during the fiscal year ended June 30, 2007.

Unless otherwise noted, the address of each named beneficial owner is that of eGain.

The percentage ownership is based on 15,323,376 shares of eGain common stock outstanding as of September 21, 2007. All options and warrants exercisable within 60 days after September 21, 2007 are deemed to be beneficially owned by the person or entity holding such options and warrants. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. In addition to our chief executive officer and chief financial officer, we have had only two executive officers during fiscal 2007, as defined in our executive officers section on page 11.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Certain Beneficial Owners:
OHCP GenPar, L.P. (1)	4,269,622	27.9%
201 Main Street, Suite 1620
Ft. Worth, TX 76102
J. Taylor Crandall (2)	1,379,226	9.0
201 Main Street, Suite 3100
Ft. Worth, TX 76102
Crosslink Capital, Inc. (3)	1,350,900	8.8
Two Embarcadero Center, Suite 2200
San Francisco, CA 94111
Gunjan Sinha (4)	1,116,543	7.3
Granite Private Equity III, LLC (5)	1,113,245	7.3
One Cablevision Center
Liberty, NY 12754
Deutsche Bank A.G. (6)	982,275	6.4
60 Wall Street
New York, NY 10005
Mark A. Wolfson (7)	19,166	*
David G. Brown (8)	18,666	*

Management:
Ashutosh Roy (9)	1,671,992	10.4
Promod Narang (10)	282,683	1.8
Eric Smit (11)	215,921	1.4
Thomas Hresko (12)	69,895	*

All executive officers and directors as a group: (8 persons) (13)	3,406,866	20.7

*	Indicates less than one percent.

(1)	Includes 4,151,749 shares that are beneficially owned by Oak Hill Capital Partners, L.P. and 117,873 shares that are beneficially owned by Oak Hill Capital Management Partners, L.P. OHCP MGP, LLC, a Delaware limited liability company, is the general partner of OHCP GenPar, L.P., a Delaware limited partnership, which is the general partner of Oak Hill Capital Partners, L.P. and consequently has voting control and investment discretion over securities held by Oak Hill Capital Partners, L.P. OHCP MGP, LLC disclaims beneficial ownership of the shares held by Oak Hill Capital Partners, L.P. OHCP MGP, LLC, a Delaware limited liability company, is the general partner of OHCP GenPar, L.P., a Delaware limited partnership, which is the general partner of Oak Hill Capital Management Partners, L.P and consequently has voting control and investment discretion over securities held by Oak Hill Capital Management Partners, L.P. OHCP MGP, LLC disclaims beneficial ownership of the shares held by Oak Hill Capital Management Partners, L.P. Mark Wolfson, a director of eGain, is a vice president of Oak Hill Capital Management, Inc., a Delaware corporation which provides management and consulting services to Oak Hill Capital Partners, L.P. and Oak Hill Capital Management Partners, L.P. and is a principal of Oak Hill Venture Partners, a related entity of the above-referenced entities. David Brown, a director of eGain, is the managing partner of Oak Hill Venture Partners, a related entity of the above-referenced entities.
(2)	Includes 1,375,185 shares that are beneficially owned by FW Investors V, L.P., a Delaware limited partnership, and 4,041 shares held by Group III 31, LLC. FW Management II, L.L.C., a Delaware limited liability company is the general partner of FW Investors V, L.P. and consequently has voting control and investment discretion over securities held by FW Investors V, L.P. FW Management II, L.L.C. disclaims beneficial ownership of the shares held by FW Investors V, L.P. J. Taylor Crandall is the sole member of FW Management II, L.L.C. and Group III 31, LLC.
(3)	Represents 1,350,900 shares beneficially owned as reported on Form 13g on December 31, 2006.
(4)	Includes 1,114,543 shares that are beneficially owned and 2,000 shares that would be beneficially owned upon exercise of director options.
(5)	Represents 1,113,245 shares beneficially owned. Alan Gerry is the managing member of Gerry Holding Co. II, LLC, which is the managing member of Granite Private Equity III, LLC and consequently has voting control and investment discretion over securities held by Granite Private Equity III, LLC.
(6)	Represents 982,275 shares beneficially owned as estimated by eGain.
(7)	Represents 16,166 shares that are beneficially owned as a result of the distribution by FW Ventures I, L.P. and 3,000 shares that would be beneficially owned upon exercise of director options held by Dr. Wolfson. Dr. Wolfson, a director of eGain, is a as vice president of Oak Hill Capital Management, Inc., a Delaware corporation which provides management and consulting services to Oak Hill Capital Partners, L.P. and Oak Hill Capital Management Partners, L.P. Dr. Wolfson disclaims beneficial ownership as to the shares owned by OHCP GenPar, L.P. and related entities.
(8)	Represents 16,166 shares that are beneficially owned as a result of the distribution by FW Ventures I, L.P. and 2,500 shares that would be beneficially owned upon exercise of director options held by Mr. Brown. Mr. Brown, a director of eGain, is the managing partner of Oak Hill Venture Partners, a related entity of the above-referenced entities. Mr. Brown disclaims beneficial ownership as to the shares owned by OHCP GenPar, L.P. and related entities.
(9)	Includes 852,603 shares that are beneficially owned, 462,099 shares subject to an immediately exercisable warrant and 357,290 shares subject to immediately exercisable options.
(10)	Includes 143,525 shares that are beneficially owned and 139,158 shares that would be beneficially owned upon exercise of options.
(11)	Includes 144,947 shares that are beneficially owned and 70,974 shares that would be beneficially owned upon exercise of options.
(12)	Includes 10,000 shares that are beneficially owned and 59,895 shares that would be beneficially owned upon exercise of options.
(13)	Includes 646,817 shares subject to currently exercisable options or options exercisable within 60 days of September 21, 2007. Also includes 462,099 shares subject to an immediately exercisable warrant.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, eGain’s directors, executive officers and any persons holding more than 10% of eGain’s common stock are required to report their initial ownership of eGain’s common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and eGain is required to identify in this Proxy Statement those persons who failed to timely file these reports. All of the filing requirements were satisfied for fiscal 2007 except that in July 2007 there was one late Form 4 filing for executive Ashutosh Roy with respect to certain warrants granted, and one late Form 4 filing for executive Thomas Hresko with respect to certain acquired common stock. All late filings were due solely to administrative errors that were corrected as soon as they were determined.

Equity Compensation Plan Information

The following table summarizes our equity compensation plans as of June 30, 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
Assumed Stock Option Plans (1)	8,157	$58.01	—
1998 Stock Plan	564,145	$6.41	44,488
2005 Stock Incentive Plan	328,725	$1.11	131,275
Equity compensation plans not approved by security holders
Assumed Stock Option Plans (1)	73	$40.75	—
2000 Non-Management Plan	131,507	$12.77	65,960
2005 Management Plan	907,800	$0.64	50,850

Total	1,940,407	$3.46	292,573

(1)	Includes the aggregate number of securities to be issued upon exercise of options assumed in connection with our acquisition of several companies. There are no remaining options available for future issuance under these plans.

Equity Compensation Plans Not Approved By Security Holders

2000 Non-Management Plan

In July 2000, eGain’s Board of Directors adopted the 2000 Non-Management Plan (the “2000 Non-Management Plan”) which provides for the grant of non-statutory stock options and stock purchase rights to employees of eGain. A total of 200,000 shares of common stock were reserved for issuance under the Non-Management Plan.

2005 Management Stock Option Plan

In May 2005, eGain’s Board of Directors adopted the 2005 Management Stock Option Plan (the “2005 Management Plan”) pursuant to which, the Compensation Committee may grant NSOs to purchase up to 962,400 shares of eGain common stock, at an exercise price of not less than 100% of the fair market value of such common stock, to directors, officers and key employees of the Company and its subsidiaries. Options granted under the 2005 Management Plan are subject to vesting as determined by the Compensation Committee. The options are exercisable for up to five (5) years from the date of grant.

EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth information regarding eGain’s executive officers as of June 30, 2007:

Name	Age	Position
Ashutosh Roy	41	Chief Executive Officer and Chairman
Eric Smit	45	Chief Financial Officer
Promod Narang	49	Senior Vice President of Products and Engineering
Thomas Hresko	57	Senior Vice President of Worldwide Sales

Ashutosh Roy co-founded eGain and has served as Chief Executive Officer and a director of eGain since September 1997 and President since October 2003. From May 1995 through April 1997, Mr. Roy served as Chairman of WhoWhere? Inc., an Internet-service company co-founded by Mr. Roy. From June 1994 to April 1995, Mr. Roy co-founded Parsec Technologies, a call center company based in New Delhi, India. From August 1988, to August 1992, Mr. Roy worked as a Software Engineer at Digital Equipment Corp. Mr. Roy holds a B.S. in Computer Science from the Indian Institute of Technology, New Delhi, a Masters degree in Computer Science from Johns Hopkins University and an M.B.A. from Stanford University.

Eric Smit has served as Chief Financial Officer since August 2002. From April 2001 to July 2002, Mr. Smit served as Vice President, Operations of eGain. From June 1999 to April 2001, Mr. Smit served as Vice President, Finance and Administration of eGain. From June 1998 to June 1999, Mr. Smit served as Director of Finance of eGain. From December 1996 to May 1998, Mr. Smit served as Director of Finance for WhoWhere? Inc., an Internet services company. From April 1993 to November 1996, Mr. Smit served as Vice President of Operations and Chief Financial Officer of Velocity Incorporated, a software game developer and publishing company. Mr. Smit holds a Bachelor of Commerce in Accounting from Rhodes University, South Africa.

Promod Narang has served as Sr. Vice President of Engineering of eGain since March 2000. Mr. Narang joined eGain in October 1998, and served as Director of Engineering prior to assuming his current position. Prior to joining eGain, Mr. Narang served as President of VMpro, a system software consulting company from September 1987 to October 1998. Mr. Narang holds a Bachelors of Science in Computer Science from Wayne State University.

Thomas Hresko has served as Sr. Vice President of Worldwide Sales since November of 2005. From July 2004 to October 2005, Mr. Hresko served as Vice President, Worldwide Sales for Corrigo, an enterprise application software company. From April 2002 to October of 2003 Mr. Hresko served as Vice President of Worldwide Sales at Primus Knowledge Solutions, a software company specializing in knowledge management and self service. From January 1990 to January of 2002, he served in sales management positions at Network Associates, an enterprise software, security and anti-virus software company. In his most recent position, he served as Vice President Worldwide Sales for the customer relationship management software division. From 1981 to 1987, Mr. Hresko served in marketing and sales management positions at Sprint Communications, a telecommunications company. Mr. Hresko holds an M.B.A. from Harvard University and B.B.A from the University of Michigan.

Compensation Discussion and Analysis

Company Philosophy on Compensation

The Compensation Committee of our Board of Directors is responsible for providing oversight and determining our executive compensation programs. To that end, our Compensation Committee reviews corporate performance relevant to the compensation of our executive officers and works with management to establish our executive compensation programs. The general philosophy of our executive compensation program is to:

•	encourage creation of stockholder value and achievement of strategic corporate objections by providing management with longer term incentives through equity ownership by management;

•	provide a competitive total compensation package that enables us to attract and retain, on a long-term basis, high caliber personnel;

•

provide a total compensation opportunity that is competitive with companies in our industry, taking into account relative company size, performance and geographic location, as well as individual responsibilities and performance;

•	provide fair and internally consistent compensation; and

•	other relevant considerations such as rewarding extraordinary performance.

Our executive compensation program is designed to reward team accomplishments while promoting individual accountability. The combination of incentives is designed to balance annual operating objectives and eGain’s earnings’ performance with longer-term stockholder value creation.

Establishing Compensation

Our Compensation Committee typically reviews our executive officers’ compensation, including our named executive officers, on an annual basis. Our Compensation Committee determines the appropriate levels of compensation based primarily on:

•	competitive benchmarking consistent with our recruiting and retention goals;

•	internal consistency and fairness; and

•	other relevant considerations such as rewarding extraordinary performance.

To assist in the process of establishing executive compensation, our Compensation Committee reviews publicly available compensation information from a group of peer companies located in the Silicon Valley. Our Compensation Committee determines compensation for our Chief Executive Officer, which was set at $24 per annum at his request beginning October 2003, as discussed below. With respect to our other named executive officers, our Compensation Committee reviews and approves compensation that is recommended by our Chief Executive Officer.

Compensation Components

Our executive compensation program generally consists of three primary components: base salary, annual non equity incentives and stock option awards. These primary compensation components are described in more detail below. Executive officers are also eligible to participate in all of our respective local employee benefits plans, such as medical insurance, life and disability insurance and our 401(k) retirement plan, in each case on the same basis as other employees.

We view the three primary components of executive compensation as related, but we do not believe that compensation should be derived entirely from one component, or that significant compensation from one component should necessarily reduce compensation from other components. Our Compensation Committee has not adopted a formal or informal policy for allocating compensation between long-term and current compensation or between cash and non-cash compensation.

Base Salary

We provide our named executive officers with a base salary to compensate them for services rendered during the fiscal year. We establish base salaries for our executives based on the scope of their responsibilities and experience, and take into account competitive market compensation paid by companies in our peer group commensurate for similar responsibilities and positions. We believe that executive base salaries should be targeted to be within the range of salaries for similar positions at comparable companies, which is in line with our compensation philosophy, in order to best attract, retain and motivate our executives. In reviewing compensation of our peer companies, our Compensation Committee takes into account the annual revenues and market size of these companies and other relevant factors it deems appropriate. Our Compensation Committee attempts to establish compensation, particularly base salary, in the same comparable range that our revenues and market size fall when compared to these peer companies. In some cases, our executive compensation may rise above this range due to certain circumstances, such as a strong retention need or an extraordinary performance.

We note that the salary for our Chief Executive Officer, Ashutosh Roy, was set at a nominal amount of $24 per annum at his request beginning October 2003. Mr. Roy requested this reduction initially in connection with our cost reduction initiatives and more recently to assist in our investment efforts. Our Compensation Committee will continue to evaluate and determine our Chief Executive Officer’s salary, and we anticipate that his salary will return to a level consistent with comparable companies in the future. As a significant stockholder, a substantial portion of Mr. Roy’s personal wealth is tied directly to the performance of eGain’s stock, which provides direct alignment with stockholder interests.

We attempt to review base salaries annually, and adjust base salaries from time to time to ensure that our compensation programs remain competitive with market levels. In fiscal 2007, our Compensation Committee reviewed the base salaries of our named executive officers, and made no adjustments at that time. We anticipate that our Chief Executive Officer will present any recommendations for named executive officer salary adjustments, to the Compensation Committee for approval, at the first scheduled board meeting in fiscal 2008.

Annual Non Equity Incentive Compensation

Currently all eGain employees participate in either a bonus plan, or in the case of sales representatives and managers, a commission plan tied primarily to revenue and bookings metrics. The plan is designed to provide awards to all employees as an incentive to contribute to both revenue growth and profitability.

Bonuses for named executive officers are contingent upon the attainment of certain performance targets established by our Compensation Committee. For fiscal 2007, approximately 30% of the bonus target for each executive officer was tied to company performance and 70% to the individual performance of the executive officer and his team. The performance targets may include:

•	Financial metrics, such as—gross or net revenues; operating income, enterprise value/revenue ratio, cash balances, days sales outstanding, and

•	Business operational metrics, such as—customer satisfaction, customer retention, operational efficiencies, product delivery and product quality.

We anticipate that our Chief Executive Officer will present his recommendations for final named executive officer bonus payments for fiscal 2007, to the Compensation Committee for approval, at the first scheduled board meeting in fiscal 2008.

Stock Option Awards

We believe the use of stock-based awards for our named executive officers is a strong compensation tool that encourages officers to act in a manner that leads to long-term company success. We believe this type of compensation aligns our executive officers’ performance with the interests of our long-term investors by rewarding our officers through equity appreciation. The stock-based incentive program for the entire Company, including executive officers, currently consists of stock option grants only, but we may introduce different types of equity awards or instruments to remain competitive in the compensation we pay our employees. In fiscal 2007, we granted no stock option awards to our executive officers.

In addition to granting equity-based options to our executives as part of a long-term incentive plan, we also intend to utilize option grants to all other non-officer employees, including new hires, and in recognition of individual achievements and contributions to corporate or business unit performance or in circumstances where we face a critical retention need.

Our Stock Option Committee approves grants of proposed stock options awards and administers our stock option plans consistent with the compensation policies and practices as set by our Compensation Committee. Proposed stock option awards to our executive officers are presented to our entire Board of Directors for consideration. The stock option committee normally grants options to executive officers (i) upon the hiring of an executive officer (ii) as part of an annual review, and (iii) as special circumstances arise. The exercise price of our stock option awards is based on the closing price of our common stock on the Over-the-Counter Bulletin Board on the date approval is received for such stock option award. Except with respect to new hire grants, proposals for significant stock option awards to our executive officers are not considered during our established “blackout period,” which commences one month prior to the end of each fiscal quarter and ends the trading day following the announcement of earnings for such fiscal quarter. Except for such proposed stock option awards to our executive officers, we intend to grant options in accordance with the foregoing procedures without regard to the timing of the release of material non-public information, such as a positive or negative earnings announcement.

Other supplemental benefits

In addition to the compensation opportunities we describe above, we also provide our named executive officers and other employees benefits, such as medical insurance, life and disability insurance and our 401(k) retirement Plan, in each case on the same basis as other employees.

Defined Pension Plan

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. We do not offer such qualified or non-qualified defined benefit plans to our executives because we believe that such defined benefit plans are not typical for similar companies in both our industry and geographic region. Our Compensation Committee may elect to adopt qualified or non-qualified defined benefit plans if our Compensation Committee determines that doing so is in our best interests.

Change of Control Benefits

None of our named executive officers currently have agreements to receive benefits in the event of a change of control. To date, we have not had a significant reason to offer such benefits. Our Compensation Committee may elect to provide our officers and other employees with change of control agreements if the Compensation Committee determines that doing so is in our best interests.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. To date, we have not had a significant reason to offer such non-qualified defined contribution plans or other deferred compensation plans. Our Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.

Section 162(m) Treatment Regarding Performance-Based Equity Awards

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, a public company is generally denied deductions for compensation paid to the chief executive officer and the next four most highly compensated executive officers to the extent the compensation for any such individual exceeds one million dollars for the taxable year. Our Compensation Committee intends to preserve the deductibility of compensation payable to our executives, although deductibility will be only one of the many factors considered in determining appropriate levels or modes of compensation.

COMPENSATION COMMITTEE REPORT

The following report has been submitted by the Compensation Committee of our Board of Directors:

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this definitive proxy statement on Schedule 14A for our 2007 annual stockholders meeting, which is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended June 30, 2007, each as filed with the Securities and Exchange Commission.

The foregoing report was submitted by the Compensation Committee of the Board of Directors and shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulation 14A promulgated by the Commission or Section 18 of the Securities Exchange Act of 1934.

Respectfully submitted,

Compensation Committee

Mark A. Wolfson

David G. Brown

Phiroz P. Darukhanavala

Summary Compensation Table

The following table summarizes information concerning compensation paid to eGain’s Chief Executive Officer, Chief Financial Officer and each of eGain’s other two most highly compensated executive officers whose total annual salary and bonus exceeded $100,000, for services rendered in all capacities to eGain during the fiscal year ended June 30, 2007. These individuals are referred to as the “named executive officers.”

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ashutosh Roy (2) President, Chief Executive Officer and Chairman	2007	24	—	42,871	—	—	—	—	42,895
Eric Smit (3) Chief Financial Officer	2007	160,000	—	7,534	—	—	—	—	167,534
Promod Narang (4) Vice President of Product and Technology	2007	160,000	—	14,542	—	4,800	—	—	179,342
Tom Hresko (5) World Wide Vice President of Sales	2007	185,000	—	30,858	—	—	—	—	215,858

(1)	Amounts reported represents the compensation recognized for financial reporting purposes for the fiscal year end June 30, 2007, in accordance with SFAS 123R, excluding forfeitures, utilizing the assumptions discussed in Note 8 to our consolidated financial statements in our Annual Report on Form 10-K.
(2)	In October 2003, at the request of Mr. Roy, the compensation Committee reduced Mr. Roy’s salary to $24.00 per annum.
(3)	We anticipate that our Chief Executive Officer will present his recommendations for Mr. Smit’s non-equity incentive compensation for fiscal 2007, to the Compensation Committee for approval, at the first scheduled board meeting in fiscal 2008. Targets are discussed in the Grants of Plan-Based Awards section of this proxy.
(4)	We anticipate that our Chief Executive Officer will present his recommendations for Mr. Narang’s final non-equity incentive compensation for fiscal 2007, to the Compensation Committee for approval, at the first scheduled board meeting in fiscal 2008. Targets are discussed in the Grants of Plan-Based Awards section of this proxy.
(5)	The amount shown for Mr. Hresko’s salary includes $35,000 for sales commissions earned during fiscal 2007.

Grants of Plan-Based Awards

There were no incentive grants under our equity plans given to the named executive officers during our fiscal year 2007.

The following table provides information regarding our non-equity incentive plans granted to the named executive officers as of June 30, 2007.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
	Threshold ($)	Target ($)	Maximum ($)
Eric Smit	n/a	40,000	n/a
Promod Narang (1)	n/a	24,000	n/a

(1)	Mr. Narang has been paid $4,800 towards the target payout of his 2007 non-equity incentive compensation.

We anticipate that our Chief Executive Officer will present his recommendations for named executive officer non-equity incentive compensation for fiscal 2007, to the Compensation Committee for approval, at the first scheduled board meeting in fiscal 2008. For fiscal 2007, approximately 30% of the bonus target for each executive officer is tied to company performance and 70% to the individual performance of the executive and his team. The metrics for these bonus targets were agreed upon at the beginning of the fiscal year.

Outstanding Equity Awards

The following table provides information on the outstanding option awards held by each of our named executive officers as of June 30, 2007.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($)
Ashutosh Roy	2,499	—	—	44.69	(1)	01/17/2011	—	—	—	—
	625	—		2.00	(1)	04/10/2013
	302,083	197,917		0.64	(2)	05/27/2015

Total	305,207	197,917

Eric Smit	2,000	—	—	86.88	(3)	08/19/2010	—	—	—	—
	600	—		15.80	(4)	09/06/2011
	750	—		1.60	(1)	10/22/2012
	7,500	—		1.60	(2)	10/22/2012
	750	—		2.00	(1)	04/10/2013
	8,750	1,250		2.40	(5)	12/08/2013
	42,291	27,709		0.64	(2)	05/27/2015

Total	62,641	28,959

Promod Narang	2,000	—	—	10.00	(5)	07/14/2009	—	—	—	—
	10,499	—		14.30	(8)	02/11/2012
	450	—		5.60	(6)	05/06/2012
	7,000	—		4.70	(1)	05/15/2012
	16,875	—		4.70	(9)	05/15/2012
	3,000	2,625		4.70	(7)	05/15/2012
	540	—		1.60	(1)	10/22/2012
	540	—		2.00	(1)	04/10/2013
	30,625	4,375		2.40	(5)	12/08/2013
	54,375	35,625		0.64	(2)	05/27/2015

Total	125,904	42,625

Tom Hresko	49,479	75,521	—	0.76	(5)	12/07/2015	—	—	—	—

Total	49,479	75,521

(1)	Options vest as to 100% on the date of grant.
(2)	Options vest in equal monthly installments over 4 years.
(3)	Options vest as to 33% of the shares of common stock after 12 months and the balance vests in equal monthly installments over 24 months.
(4)	50% of the options vest immediately and the balance vests in equal monthly installments over 12 months.

(5)	Options vest as to 25% of the shares of common stock after 12 months and the balance vests in equal monthly installments over 36 months.
(6)	33% of the options vest immediately and the balance vests in equal monthly installments over 2 months.
(7)	10% of the options vest immediately and the balance vests in equal monthly installments over 10 years.
(8)	Options vest as to 33% of the shares of common stock immediately and the balance vests in equal monthly installments over 36 months.
(9)	Options vest in equal monthly installments over 3 years.

Options Exercises

None of the named executive officers exercised stock options during our fiscal year 2007. We have not granted any restricted stock or made any other stock awards.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors (the “Audit Committee”) operates under a written charter adopted by the Board of Directors on April 24, 2001, a copy of which is attached as Annex 1. The current members of the Audit Committee are Mark A. Wolfson, David G. Brown and Phiroz P. Darukhanavala, each of whom meets the independence standards established by The NASDAQ Stock Market.

The Audit Committee performs the following activities:

•	overseeing eGain’s financial reporting process on behalf of the Board of Directors; and

•	provides independent, objective oversight of eGain’s accounting functions and internal controls.

The Audit Committee reviewed and discussed the audited financial statements contained in the 2007 Annual Report on Form 10-K with eGain’s management and its independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the material conformity of those financial statements with accounting principles generally acceptable in the United States.

The Audit Committee met privately with the independent registered public accounting firm, and discussed issues deemed significant by the independent registered public accounting firm, including those required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as amended. In addition, the Audit Committee discussed with the independent registered public accounting firm their independence from eGain and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with the Audit Committees). The Audit Committee also considered BDO’s provision of non-audit services to eGain and determined that such provision of such services was compatible with maintaining the independence of BDO.

In reliance on the reviews and discussions outlined above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in eGain’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007, for filing with the Securities and Exchange Commission.

Audit Committee

Mark A. Wolfson

David G. Brown

Phiroz P. Darukhanavala

INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The aggregate fees for professional services by BDO Seidman, LLP, the Company’s independent registered public accounting firm, and certain of their international affiliates, in fiscal 2007 and fiscal 2006 for these various services to the Company and its subsidiaries were:

Audit Fees

The aggregate audit fees billed or to be billed by BDO Seidman, LLP and its international affiliates for professional services rendered for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements were approximately $447,000 for fiscal 2007 and $281,000 for fiscal 2006.

Audit-Related Fees

The aggregate fees billed or to be billed by BDO Seidman, LLP or certain of its international affiliates for services related to financial statements or regulatory compliance reasonably related to the performance of review of Company’s or its subsidiaries financial statements were approximately $11,000 for fiscal 2007 and $3,000 for fiscal 2006.

Tax Fees

The aggregate fees billed or to be billed by BDO Seidman, LLP for professional services related to tax advice, tax compliance, tax auditing, tax planning and foreign tax matters were approximately $65,000 for fiscal 2007 and $52,000 for fiscal 2006.

All Other Fees

There were no fees billed to the Company by BDO Seidman, LLP for the fiscal years ended June 30, 2007 and 2006 for services and products to the Company and its subsidiaries other than those reported in the categories above.

Policy on Pre-Approval of Retention of Independent Registered Public Accounting Firm

The engagement of BDO Seidman, LLP and certain of its international affiliates for non-audit accounting and tax services performed for the Company is limited to those circumstances where these services are considered integral to the audit services that it provides or in which there is another compelling rationale for using its services. Pursuant to the Sarbanes-Oxley Act of 2002, all audit and permitted non-audit services for which the Company engages BDO Seidman, LLP and certain of its international affiliates require pre-approval by the Audit Committee. The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. The percentage of Statutory Audit Fees, Tax Fees and All Other Fees, out of all fees paid to BDO Seidman, LLP and certain of its international affiliates, and all as approved by the Audit Committee in accordance with the policy, was 100% for both fiscal 2007 and 2006.

As noted in the report of the Audit Committee on page 19 of this proxy statement, the Audit Committee considered the provision by BDO Seidman, LLP and certain of its international affiliates of non-audit services to the Company and determined that the provision of these services was compatible with maintaining the independence of BDO Seidman, LLP.

RELATED PARTY TRANSACTIONS

Since July 1, 2006, there have not been any transactions or series of transactions to which eGain was or is a party in which the amount involved exceeded or exceeds $120,000 and in which any director, executive officer, holder of more than 5% of any class of eGain’s voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the transactions described below.

On June 29, 2007, we entered into an agreement that amends and restates the 2002 and 2003 notes with Mr. Roy pursuant to which he loaned to us an additional $2.0 million and received additional warrants that allowed him to purchase up to 333,333 shares at $1.20 per share. In connection with this additional loan we recorded $1.8 million in related party notes payable and $187,000 of discount on the notes related to the relative value of the warrants issued in the transaction that will be amortized to interest expense over the three-year life of the note. The fair value of these warrants was determined using the Black-Scholes valuation method with the following assumptions: an expected life of 3 years, an expected stock price volatility of 75%, a risk free interest rate of 4.28%, and a dividend yield of 0%. The promissory note has a maturity date of March 31, 2009 and bears interest at an effective annual rate of 12% due and payable upon the term of such note. eGain has the option to prepay the note at any time subject to the prepayment penalties set forth in such note. In addition, the amendment extended the maturity date of the previous notes through March 31, 2009. The principal and interest due on the loans as of June 30, 2007 was $8.1 million. As of June 30, 2007, warrants to purchase 462,099 shares of common stock related to these financings were vested and outstanding.

In the past, eGain has granted options to purchase common stock to its directors and executive officers. eGain intends to grant such options to its directors and executive officers in the future.

It is eGain’s current policy that all transactions between eGain and its officers, directors, 5% stockholders and eGain’s affiliates will be entered into only if these transactions are approved by a majority of the disinterested directors, are on terms no less favorable to eGain than could be obtained from unaffiliated parties and are reasonably expected to benefit eGain.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

Proposals of stockholders of eGain that are intended to be presented by such stockholders at eGain’s 2008 Annual Meeting must be received by the Secretary of eGain no later than June 21, 2008 in order that they may be included in eGain’s proxy statement and form of proxy relating to that meeting.

A stockholder proposal not included in the eGain proxy statement for the 2008 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of eGain at the principal executive offices of eGain and otherwise complies with the provisions of its Bylaws. To be timely, eGain’s Bylaws provide that eGain must have received the stockholder’s notice not less than 50 days nor more than 75 days prior to the scheduled date of such meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 65 days prior to the meeting date, eGain must receive the stockholder’s notice by the close of business on the 15th day after the earlier of the day eGain mailed notice of the annual meeting date or provided such public disclosure of the meeting date.

OTHER MATTERS

eGain knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

eGain has adopted a process for mailing the Annual Report and Proxy Statement called “householding,” which has been approved by the Securities and Exchange Commission. Householding means that stockholders who share the same last name and address will receive only one copy of the Annual Report and Proxy Statement, unless we receive contrary instructions from any stockholder at that address. eGain will continue to mail a proxy card to each stockholder of record.

If you prefer to receive multiple copies of the Annual Report and Proxy Statement at the same address, additional copies will be provided to you upon request. If you are a stockholder of record, you may contact us by writing to Eric N. Smit, eGain Communications Corporation, 345 East Middlefield Road, Mountain View, California 94043 or by calling (650) 230-7500. Eligible stockholders of record receiving multiple copies of the Annual Report and Proxy Statement can request householding by contacting eGain in the same manner. eGain has undertaken householding to reduce printing costs and postage fees, and we encourage you to participate.

If you are a beneficial owner, you may request additional copies of the Annual Report and Proxy Statement or you may request householding by notifying your broker, bank or nominee.

Current and prospective investors can also access free copies of our Form 10-K, proxy statement and other financial information on our Investor Relations section of our web site at http://www.egain.com/about_us/investors.asp.

ANNUAL REPORT ON FORM 10-K

A copy of eGain’s combined annual report to stockholders and Annual Report on Form 10-K for the fiscal year ended June 30, 2007 accompanies this proxy statement. An additional copy will be furnished without charge to beneficial stockholders or stockholders of record upon request to Chief Financial Officer, eGain Communications Corporation, 345 East Middlefield Road, Mountain View, California 94043.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

eGain’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007 was filed with the Securities and Exchange Commission on September 28, 2007. The following portions of the Annual Report are incorporated in this proxy statement by reference:

•	Reports of Independent Registered Public Accounting Firm

•	Consolidated Balance Sheets

•	Consolidated Statements of Operations

•	Consolidated Statements of Stockholders’ (Deficit) Equity and Comprehensive Loss

•	Consolidated Statements of Cash Flows

•	Notes to Consolidated Financial Statements

•	Selected Financial Data

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

•	Quantitative and Qualitative Disclosure About Market Risk

Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

By order of the Board of Directors,

Ashutosh Roy

Chief Executive Officer

October 18, 2007

Annex 1

eGAIN COMMUNICATIONS CORPORATION

AUDIT COMMITTEE CHARTER

Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. If an audit committee chair is not designated or present the members of the committee may designate a chair by majority vote of the committee membership. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, the independent registered public accounting firm and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts, for this purpose.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company’s financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company’s financial statements, and the independent is responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

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The committee shall have a clear understanding of the responsibilities of the independent registered public accounting firm. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to accounting principles generally accepted in the United States of America. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent registered public accounting firm. The committee shall discuss with the independent registered public accounting firm their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company’s independent registered public accounting firm, subject to shareholders’ approval.

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The committee shall discuss with the independent registered public accounting firm the overall scope and plans for their audits. Also, the committee shall discuss with management the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. The committee and management will discuss with the independent registered public accounting firm any significant matters regarding internal controls over financial reporting that have come to the independent registered public accounting firm’s attention during the conduct of their financial audits. Further, the committee shall meet separately with the independent registered public accounting firm, with and without management present, to discuss the results of their audit of the Company’s consolidated financial statements.

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The committee shall review the internal financial statements with management and the independent registered public accounting firm prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent registered public accounting firm under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

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The committee shall review with management and the independent registered public accounting firm the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent registered public accounting firm under generally accepted auditing standards.

AUDIT COMMITTEE MEETING PLANNER

A =Annually; Q =Quarterly; AN =As Necessary Timing	Frequency			Planned Timing (fiscal)
	A	Q	AN	Q1	Q2	Q3	Q4
Financial Management
Annual Report on Form 10-K and proxy statement	X			X
Quarterly Reports on Form 10-Q*		X			X	X	X
Assessment of internal control environment and systems of internal controls	X			X
New accounting and financial reporting requirements	X			X
Status of significant accounting estimates and judgments (e.g., reserves) and special issues (e.g., major transactions, accounting changes, etc.)			X
Other matters (adequacy of staffing, succession planning, etc.)			X
Executive session with management			X
Independent Registered Public Accounting Firm
Results of annual audit, (including required communications) SAS 61 report, as amended	X			X
Results of timely quarterly reviews (including required communications)*		X			X	X	X
Report on internal control weaknesses and other recommendations and management response
Scope of interim reviews and annual audit and fees	X			X
Required written communication and discussion of independence	X				X
Other matters (adequacy of financial staff, succession planning, etc.)			X
Executive session with independent registered public accounting firm	X	X		X	X	X	X
Other Members of Management
Legal Matters (General Counsel)
• Conflict of interest and ethics policies	X			X
• Litigation status/regulatory matters			X

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A =Annually; Q =Quarterly; AN =As Necessary Timing	Frequency			Planned Timing (fiscal)
	A	Q	AN	Q1	Q2	Q3	Q4
Information systems matters (IT Director)			X
Risk management processes and assessment (Vice President Finance and Administration)			X
Tax matters (Controller)			X
Others			X
Audit Committee
Audit planning meeting	X						X
Report results of annual independent audit to the board	X			X
Recommend to the board the appointment of independent registered public accounting firm	X				X
Review annual proxy statement audit committee report and charter	X				X
Evaluate audit committee effectiveness (i.e., self-assessment)	X						X
Reassess the adequacy of the audit committee charter and obtain board approval	X			X
Approve audit committee meeting planner for the upcoming year and confirm mutual expectations with management and the independent registered public accounting firm	X						X
Evaluate Internal Auditing’s performance	X						X
Approve minutes of previous meeting		X		X	X	X	X
Report significant matters to the board			X
Executive session of committee members			X
Orientation of new members and continuing education (e.g., accounting and financial topics)			X
Other matters			X

The committee meeting planner contemplates committee chairperson leadership (with input from management and the independent registered public accounting firm) in:

•	Developing a detailed agenda for each meeting

•	Keeping lines of communication open among the board, auditors and the committee members

*	Note the chair of the audit committee may represent the entire committee in order to facilitate conducting these reviews timely

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